As filed with the Securities and Exchange Commission on July 2, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland	33-0675505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1401 Dove Street, Newport Beach, California 92660

(Address of principal executive offices)

(949) 475-3600

(Registrant’s telephone number, including area code)

Impac Mortgage Holdings, Inc.

2001 Stock Option, Deferred Stock and Restricted Stock Plan (as amended)

(Full Title of the plans)

Ronald M. Morrison

General Counsel

1401 Dove Street

Newport Beach, California 92660

(949) 475-3600

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas J. Poletti, Esq.

Katherine J. Blair, Esq.

Kirkpatrick & Lockhart LLP

10100 Santa Monica Boulevard

Seventh Floor

Los Angeles, CA 90067

Telephone: (310) 552-5000

Facsimile: (310) 552-5001

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee(5)
Common Stock, $0.01 par value per share (3)	1,972,892 shares	$21.48	$42,377,720.16	$5,369.26

(1)	Represents shares of Common Stock that have become available for issuance under the Registrant’s 2001 Stock Option, Deferred Stock and Restricted Stock Plan as a result of the “evergreen” provision. The Registrant has previously registered 1,000,000 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-68128) filed August 22, 2001, 1,120,069 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-83650) filed March 1, 2002, and 1,500,000 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-106647) filed June 30, 2003, each filed in connection with the 2001 Stock Option, Deferred Stock and Restricted Stock Plan, for which registration fees were previously paid.
(2)	This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended.
(3)	Includes certain preferred stock purchase rights associated with the shares of Common Stock pursuant to the Rights Agreement, as amended, dated October 7, 1998.
(4)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 1, 2004.
(5)	The Registrant previously paid a filing fee of $24,155.32 in connection with the filing of a registration statement on Form S-3 (Registration No. 333-74432) initially filed by Impac Mortgage Holdings, Inc. on December 3, 2001. On July 2, 2004, a post-effective amendment was filed to that registration statement to deregister $10,884,256.87, for which a registration fee of $1,000 had been paid. Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, this amount is to be offset against the currently due registration fee. As a result, $4,369.26 is being paid for this filing.

STATEMENT UNDER GENERAL INSTRUCTION

E - REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 consists of the registration of additional shares under the Impac Mortgage Holdings, Inc. (the “Company”) 2001 Stock Option, Deferred Stock and Restricted Stock Plan, as amended (the “2001 Stock Plan”). Effective January 1, 2004, the number of shares of common stock reserved and authorized for issuance under the 2001 Stock Plan was increased pursuant to the “evergreen” provision contained in Section 3(a) of the 2001 Stock Plan by 1,972,892 shares (which was the lesser of (a) 3.5% of the total number of shares of stock outstanding on such date and (b) a lesser amount as determined by the Company’s Board of Directors). Pursuant to General Instruction E to Form S-8, for the purposes of the registration of the additional shares under the 2001 Stock Plan, the contents of the Company’s previous Registration Statements on Form S-8 (Registration No. 333-68128, Registration No. 333-83650 and Registration No. 333-106647), as filed with the Securities and Exchange Commission on August 22, 2001, March 1, 2002 and June 30, 2003, respectively, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission, or SEC, (File No. 1-14100) are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed on March 15, 2004;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed on May 4, 2004;

•	The Registrant’s Current Reports on Form 8-K (other than information furnished pursuant to Item 9 or Item 12 thereof) filed on January 30, 2004, February 6, 2004, May 10, 2004, May 13, 2004, and May 27, 2004;

•	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description; and

•	The description of the Registrant’s preferred stock purchase rights contained in the Registrant’s registration statement on Form 8-A, as amended, including all amendments and reports filed for the purpose of updating such description.

The Registrant incorporates by reference the documents listed above and any documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, except for information furnished under Item 9 or Item 12 of Form 8-K, which is not deemed filed and not incorporated by reference herein, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

Exhibit Number

4.1	Form of Stock Certificate of the Company (incorporated by reference to the corresponding exhibit number to the Registrant’s Registration Statement on Form S-11, as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

4.2	Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2 of the Registrant’s Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on October 14, 1998).

4.2(a)	Amendment No. 1 to Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2(a) of the Registrant’s Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 23, 1998).

5.1	Opinion of McKee Nelson LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of McKee Nelson LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1	Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Appendix A of Registrant’s Definitive Proxy Statement filed with the SEC on April 30, 2001).

99.2	Amendment to Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Definitive Form S-8 filed with the SEC on March 1, 2002).

99.3	Amendment No. 2 to Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.10(b) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 30th day of June, 2004.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/S/ RICHARD J. JOHNSON
Richard J. Johnson, Executive Vice President and Chief Financial Officer

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POWER OF ATTORNEY

We, the undersigned officers and directors of Impac Mortgage Holdings, Inc., do hereby constitute and appoint Joseph R. Tomkinson or Richard J. Johnson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Names	Title	Date

/S/ JOSEPH R. TOMKINSON Joseph R. Tomkinson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 30, 2004

/S/ WILLIAM S. ASHMORE William S. Ashmore	President and Director	June 30, 2004

/S/ RICHARD J. JOHNSON Richard J. Johnson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2004

/S/ CRAIG A. GOLDING Craig A. Golding	Vice President and Controller	June 30, 2004

James Walsh	Director

Frank P. Filipps	Director

/S/ STEPHAN R. PEERS Stephan R. Peers	Director	June 30, 2004

William E. Rose	Director

/S/ LEIGH J. ABRAMS Leigh J. Abrams	Director	June 30, 2004

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EXHIBIT INDEX

Exhibit Number

4.1	Form of Stock Certificate of the Company (incorporated by reference to the corresponding exhibit number to the Registrant’s Registration Statement on Form S-11, as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

4.2	Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2 of the Registrant’s Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on October 14, 1998).

4.2(a)	Amendment No. 1 to Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2(a) of the Registrant’s Registration Statement on Form 8.A/A as filed with the Securities and Exchange Commission on December 23, 1998).

5.1	Opinion of McKee Nelson LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of McKee Nelson LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1	Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Appendix A of Registrant’s Definitive Proxy Statement filed with the SEC on April 30, 2001).

99.2	Amendment to Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Definitive Form S-8 filed with the SEC on March 1, 2002).

99.3	Amendment No. 2 to Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.10(b) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).